                                                                    EXHIBIT 3.29

                              State of Minnesota

                              SECRETARY OF STATE

                             Certificate of Merger

     I, Joan Anderson Growe, Secretary of State of Minnesota, certify that: the documents required to effectuate a merger between the entities listed below and designating the surviving entity have been filed in this office on the date noted on this certificate; and the qualification of any non-surviving entity to do business in Minnesota is terminated on the effective date of this merger.

     Merger Filed Pursuant to Minnesota Statutes, Chapter:  302A

     State of Formation and Names of Merging Entities:

          MN:  HP ACQUISITION II, INC.
          MN:  CASINO MAGIC CORP.

     State of Formation and Name of Surviving Entity:

          MN:  CASINO MAGIC CORP.

     Effective Date of Merger:  October 15, 1998

     Name of Surviving Entity After Effective Date of Merger:

                               CASINO MAGIC CORP

     This certificate has been issued on:  October 15, 1998

                                       /s/ Joan Anderson Growe
                                      ------------------------------------------
                                                             Secretary of State.

                              ARTICLES OF MERGER

                                      OF

                            HP ACQUISITION II, INC.

                                      AND

                              CASINO MAGIC CORP.

To the Secretary of State
State of Minnesota

Pursuant to the provisions of the Minnesota Business Corporation Act governing the merger of two or more domestic corporations for profit, the corporations hereinafter named do hereby adopt the following Articles of Merger.

1. The names of the merging corporations are HP Acquisition II, Inc., which is a corporation for profit organized under the laws of the State of Minnesota, and which is subject to the provisions of the Minnesota Business Corporation Act, and Casino Magic Corp., which is a corporation for profit organized under the laws of the State of Minnesota, and which is subject to the provisions of the Minnesota Business Corporation Act.

2. Annexed hereto as Exhibit A and made a part hereof is the Plan of Merger for merging HP Acquisition II, Inc. with and into Casino Magic Corp. as approved by resolution of the directors and as approved by the shareholders of each of said merging corporations.

3. The Plan of Merger has been approved by HP Acquisition II, Inc. and Casino Magic Corp. pursuant to Chapter 302A, Minnesota Statutes.

4. Casino Magic Corp. will continue its existence as the surviving corporation under its present name pursuant to the provisions of the Minnesota Business Corporation Act.

5. The merger of HP Acquisition II, Inc. with and into Casino Magic Corp. shall become effective when the Secretary of State of the State of Minnesota files these Articles of Merger.

The undersigned hereby certify that they are each authorized to execute this document and further certify that they understand that by signing this document, they are subject to the penalties of perjury as set forth in Section 609.48, as if they had signed this document under oath.

Executed on October 13, 1998.

                               HP ACQUISITION II, INC.

                               By:    /s/ G. Michael Finnigan
                                    ---------------------------------------
                                       G. Michael Finnigan

                               Its:  Chief Executive Officer, Secretary
                                     and Chief Financial Officer
                                     --------------------------------------

                               CASINO MAGIC CORP.

                               By:    /s/ James E. Ernst
                                    ---------------------------------------
                                       James E. Ernst

                               Its:  President and Chief Executive Officer
                                     --------------------------------------

                                                                       EXHIBIT A

                                PLAN OF MERGER

                                      OF

                CASINO MAGIC CORP. AND HP ACQUISITION II, INC.

     WHEREAS, Casino Magic Corp. (the "Company") is a corporation duly organized, validly existing and in good standing under the laws of the state of Minnesota.

     WHEREAS, HP Acquisition II, Inc. ("HP Acquisition") is a corporation duly organized, validly existing and in good standing under the laws of the state of Minnesota.

     WHEREAS, the Company, HP Acquisition and Hollywood Park, Inc., a Delaware corporation, entered into an Agreement and Plan of Merger dated February 19, 1998 (the "Agreement") which contemplates that upon satisfaction of certain conditions HP Acquisition will merge with and into the Company.

     WHEREAS, the Agreement contemplates that the terms under which HP Acquisition shall be merged into the Company are to be set forth in this Plan of Merger.

     WHEREAS, on February 19, 1998, the respective Boards of Directors of the Company and HP Acquisition approved (i) the execution and delivery of the Agreement; (ii) this Plan of Merger, and (iii) the submission of this Plan of Merger and the Agreement to the respective shareholders of the Company and HP Acquisition for approval as required by law.

                                  THE MERGER

     SECTION 1. THE MERGER. In accordance with the provisions of the Minnesota Business Corporation Act (the "MBCA", at the Effective Time (as defined in Section 2), HP Acquisition shall be merged with and into the Company (the "Merger"). Following the Merger, the separate existence of HP Acquisition shall cease and the Company shall be the surviving corporation in the Merger and retain the name "Casino Magic Corp."

     SECTION 2. EFFECTIVE TIME OF MERGER. The Merger shall become effective upon the filing of Articles of Merger containing this Plan of Merger and such other documents as are required by the MBCA to be filed with the Minnesota Secretary of State (the time of such filing being the "Effective Time").

     SECTION 3. ARTICLES OF INCORPORATION AND BY-LAWS OF THE SURVIVING CORPORATION. The Articles of Incorporation and By-Laws of the Company at the Effective Time shall remain the Articles of Incorporation and By-Laws of the Company as the surviving corporation in the Merger.

     SECTION 4. BOARD OF DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. The directors and officers of the Company at the Effective Time shall continue to be the directors and officers of the Company, as the surviving corporation in the Merger, until their respective successors are duly elected or appointed.

     SECTION 5. CONVERSION OF SHARES. At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof:

     a. each share of $0.01 par value common stock of the Company which is issued and outstanding immediately prior to the Effective Time which is held by a shareholder who does not dissent from the Merger as provided under Sections 302A.471 and 302A.473 of the MBCA, shall, be converted into the right to receive $2.27 (the "Merger Consideration"); and

     b. each share of capital stock of HP Acquisition which is issued and outstanding immediately prior to the Effective Time shall be converted into and become a fully paid and nonassessable share of the $0.01 par value common stock of the Company.

     SECTION 6. EXCHANGE OF OPTIONS. Promptly following the Effective Time, as provided in the Agreement, Hollywood Park, Inc. will exchange options to purchase shares of the $0.10 par value common stock of Hollywood Park, Inc. for the options to purchase shares of the $0.01 par value common stock of the Company which are outstanding immediately prior to the Effective Time. Each such existing option of the Company which is outstanding immediately prior to the Effective Time will be exchanged for a new option having similar terms and conditions except that the exercise price of the new option shall be obtained by
(i) dividing the exercise price of the old option by $2.27, and (ii) multiplying the resulting amount by $15.075; and that the number of shares purchasable under the new option shall be obtained by multiplying the number of shares purchasable under the existing option by 0.15058.

     SECTION 7. DISSENTING SHARES. Notwithstanding anything in this Plan of Merger to the contrary, shares of the Company which are held immediately prior to the Effective Time by shareholders that dissent from the Merger in compliance with all relevant provisions of Sections 302A.471 and 302A.473 of the MBCA shall not be converted into the right to receive the Merger Consideration, but shall instead be surrendered to the Company and the Company shall make payment therefore pursuant to such provisions of the MBCA.

     SECTION 8. PAYMENT OF THE MERGER CONSIDERATION. Prior to the Effective Time, Hollywood Park, Inc. shall appoint a bank or trust company as its paying agent (the "Paying Agent") and deposit with the Paying Agent immediately available funds in an amount sufficient to pay the aggregate Merger Consideration. Promptly following the Effective Time, Hollywood Park, Inc. will cause the Paying Agent to mail to each record owner of common stock of the Company outstanding immediately prior to the Effective Time instructions for the surrender to the Paying Agent of certificates for the shares in exchange for the payment of the Merger Consideration. The Merger Consideration will be payable upon surrender of the certificates for the shares surrendered accompanied by a properly completed letter of instruction and transmittal (the "Transmittal Document") in such form as the Paying Agent may reasonably require to be used. Risk of loss and title to certificates being surrendered shall pass only upon the proper delivery of the certificate to the Paying

Agent. Upon receipt by the Paying Agent of the certificate and the Transmittal Document, the certificate shall be cancelled and the Paying Agent shall effect the payment of the Merger Consideration as provided for in the Transmittal Document.

     SECTION 9. AMENDMENT OF PLAN OF MERGER. Following approval of this Plan of Merger by the shareholders of the Company and HP Acquisition, but prior to the Effective Time, the respective Boards of Directors of the Company and HP Acquisition shall have the authority to amend Sections 5 and 6 of this Plan of Merger solely for the purpose of implementing an increase in the amount of the Merger Consideration as may be agreed to between the Company and Hollywood Park, Inc. pursuant to the Agreement.

                              State of Minnesota

                              SECRETARY OF STATE

                         CERTIFICATE OF INCORPORATION

     I, Joan Anderson Growe, Secretary of State of Minnesota, do certify that:
Articles of Incorporation, duly signed and acknowledged under oath, have been filed on this date in the Office of the Secretary of State, for the incorporation of the following corporation, under and in accordance with the provisions of the chapter of Minnesota Statutes listed below.

     This corporation is now legally organized under the laws of Minnesota.

     Corporate Name:  Casino Magic Corp

     Corporate Charter Number:  7K-37

     Chapter Formed Under:  302A

     This certificate has been issued on 04/17/1992.

                                                        /s/  Joan Anderson Growe
                                                        ------------------------
                                                             Secretary of State.

                           ARTICLES OF INCORPORATION

                                      OF

                              CASINO MAGIC CORP.

     The undersigned, being of full age, for the purpose of organizing a corporation under Minnesota Statutes, Chapter 302A, and acts amendatory thereto, does hereby adopt, sign and acknowledge the following Articles of Incorporation.

                                   ARTICLE I

                                     Name
                                     ----

     The name of the corporation shall be "Casino Magic Corp."

                                  ARTICLE II

                               Registered Office
                               -----------------

     The address of the corporation's registered office in the State of Minnesota is 580 International Centre, 900 Second Avenue South, Minneapolis, MN 55402.

                                  ARTICLE III

                               Authorized Shares
                               -----------------

     The corporation shall have the authority to issue an aggregate of 17,500,000 shares, all of which shall be common voting shares having a par value of $0.01 per share, and 2,500,000 undesignated shares.

     The Board of Directors of the corporation may, from time to time, establish by resolution different classes or series of shares from the undesignated shares and may fix the rights and preferences of said shares in any class or series.

                                  ARTICLE IV

                                 Incorporator
                                 ------------

     The name and address of the sole incorporator of the corporation is Roger
H. Frommelt, 580 International Centre, 900 Second Avenue South, Minneapolis, MN 55402.

                                   ARTICLE V

                               Cumulative Voting
                               -----------------

     No shareholder of the corporation shall have any right to cumulate votes with respect to shares of the corporation in the election of members of the Board of Directors of the corporation, or when voting on any other matter.

                                  ARTICLE VI

                               Preemptive Rights
                               -----------------

     No shareholder of the corporation, by reason of such status as a shareholder, shall have any right to acquire any portion of the unissued shares or other securities of the corporation, or any rights to purchase such shares or other securities, which the corporation may from time to time offer or sell to any person.

                                  ARTICLE VII

                              Director Liability
                              ------------------

     No member of the Board of Directors of the corporation shall have personal liability to the corporation or its shareholders for monetary damages for any breach of fiduciary duty, except for the following:

(a) any breach of a director's duty of loyalty to the corporation or its shareholders;

(b) any act or omission not in good faith, or that involves intentional misconduct or a knowing violation of law;

(c) any act prohibited under or regulated by Minnesota Statutes, Section 302A.559 concerning illegal distributions, or by Minnesota Statutes,
     Section 80A.23 concerning civil liabilities for securities violations; or

(d) any transaction from which the director derives an improper personal benefit.

                                 ARTICLE VIII

                          Control Share Acquisitions
                          --------------------------

     Neither Section 302A.671 of the Minnesota Statutes, nor any other provision contained in the Minnesota Statutes relating to any "control share acquisition" as defined in Section 302A.011, Subd. 38 of the Minnesota Statutes, shall apply to this corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand this 16th day of April, 1992.

                                        /s/ Roger H. Frommelt
                                        ---------------------------
                                        Roger H. Frommelt

STATE OF MINNESOTA  )
                    ) SS.
COUNTY OF HENNEPIN  )

     On this 16th day of April, 1992, before me, a Notary Public, personally appeared Roger H. Frommelt to me personally known to be the person described in and who executed the foregoing instrument, and he acknowledged that he executed the same as his free act and deed.

                                        /s/ Jean M. Davis
                                        -----------------------
                                        Notary Public

                           ARTICLES OF AMENDMENT TO

                         ARTICLES OF INCORPORATION OF

                              CASINO MAGIC CORP.

     I, Marlin F. Torguson, Chief Executive Officer of Casino Magic Corp., a Minnesota corporation (the "Company") , hereby certify that the following is a true and correct copy of a resolution amending the Company's Articles of Incorporation, adopted pursuant to the terms of Minnesota Statutes, Chapter 302A by the shareholders of the Company at a duly constituted meeting of such shareholders held on May 14, 1993:

     "RESOLVED, that the Articles of Incorporation of Casino Magic Corp. (the "Articles") are hereby amended to add the following as Article III of the Articles and it shall supersede and replace in its entirety the existing
     Article III of the Articles:

                                 'ARTICLE III
                               Authorized Shares
                               -----------------

          The corporation shall have the authority to issue an aggregate of 50,000,000 shares, all of which shall be common voting shares having a par value of $0.01 per share, and 2,500,000 undesignated shares.

          The Board of Directors of the corporation may, from time to time, establish by resolution different classes or series of shares from the undesignated shares and may fix the rights and preferences of said shares in any class or series.'"

     IN WITNESS WHEREOF, the undersigned, being duly authorized by the Company, has executed these Articles of Amendment as of the 14th day of May, 1993.

                                  /s/ Marlin F. Torguson
                                ----------------------------------
                                Marlin F. Torguson
                                Chief Executive Officer

STATE OF MISSISSIPPI  )
                      ) ss.
COUNTY OF HANCOCK     )

     The foregoing instrument was acknowledged before me this 14th day of May, 1993, by Marlin F. Torguson, to me personally known to be the Chief Executive Officer of Casino Magic Corp., a Minnesota corporation, who declared that the execution of said instrument is the act and deed of said corporation and that the facts stated therein are true.

                                  /s/ Michele Kimmel
                                --------------------------------------
                                Notary Public

                                      -2-